Exhibit 4z

TABLE OF GUARANTEED ANNUITY PAYMENTS

Amount of Annuity Benefit payable monthly on the Life Annuity Form with Ten* Years Certain provided by application of $1,000.

	Monthly Income
Ages	Male	Female
60	2.42	2.30
61	2.47	2.34
62	2.51	2.38
63	2.56	2.42
64	2.61	2.46
65	2.66	2.51
66	2.71	2.56
67	2.77	2.61
68	2.82	2.66
69	2.88	2.72
70	2.95	2.77
71	3.01	2.84
72	3.08	2.90
73	3.15	2.96
74	3.22	3.03
75	3.30	3.11
76	3.38	3.18
77	3.46	3.26
78	3.55	3.34
79	3.64	3.43
80	3.73	3.52
81	3.85	3.63
82	3.97	3.74
83	4.10	3.86
84	4.24	3.99
85	4.38	4.12
86	4.53	4.26
87	4.69	4.41
88	4.86	4.57
89	5.03	4.73
90	5.21	4.90
91	5.40	5.07
92	5.60	5.26
93	5.82	5.47
94	6.05	5.68
95	6.30	5.92

ICC16TGAP1

Exhibit 4z

* At age 80 and over the rates are adjusted so that the certain period does not exceed life expectancy. See Data Pages for Period Certain tables for ages 80 and older.

The amount of income provided under an Annuity Benefit payable on the Life Annuity Form with Ten Years Certain is based on 1.00% interest and mortality equal to 36% for males and 36% for females of the Annuity 2000 Mortality Table projected at 1.15% for males and 1.35% for females for a number of years equal to attained age minus 20, but not less than 30.

Amounts required for ages or for annuity forms not shown in the above Table or for other annuity forms will be calculated by us on the same actuarial basis.

If a variable annuity form is available from us and elected pursuant to Section 7.01, then the amounts required will be calculated by us based on the 1983 Individual Annuity Mortality Table ‘‘a’’ projected with modified Scale ‘‘G’’ and a modified two year age setback and on an Assumed Base Rate of Net Investment Return of 5.0%.

ICC16TGAP1

Exhibit 4z

TABLE OF GUARANTEED ANNUITY PAYMENTS

Amount of Annuity Benefit payable monthly on the Life Annuity Form with Ten* Years Certain provided by application of $1,000.

Monthly Income
Ages	Unisex
60	2.32
61	2.36
62	2.40
63	2.45
64	2.49
65	2.54
66	2.59
67	2.64
68	2.69
69	2.75
70	2.81
71	2.87
72	2.93
73	3.00
74	3.07
75	3.14
76	3.22
77	3.30
78	3.38
79	3.47
80	3.56
81	3.67
82	3.78
83	3.90
84	4.03
85	4.17
86	4.31
87	4.46
88	4.62
89	4.78
90	4.95
91	5.13
92	5.32
93	5.53
94	5.75
95	5.99

ICC16TGAP1

Exhibit 4z

*At age 80 and over, the rates are adjusted so that the certain period does not exceed life expectancy. See Data Pages for Period Certain tables for ages 80 and older.

The amount of income provided under an Annuity Benefit payable on the Life Annuity Form with Ten Years Certain is based on 1.00% interest and mortality equal to 36% for males and 36% for females of the Annuity 2000 Mortality Table projected at 1.15% for males and 1.35% for females for a number of years equal to attained age minus 20, but not less than 30 adjusted to a unisex basis, reflecting a 20%-80% split of males and females at pivotal age 55.

Amounts required for ages or for annuity forms not shown in the above Table or for other annuity forms will be calculated by us on the same actuarial basis.

ICC16TGAP1

Exhibit 4z

TABLE OF GUARANTEED ANNUITY PAYMENTS

Amount of Annuity Benefit payable monthly on the Joint and Survivor Life Annuity form (with 100% of the amount of the Annuitant’s payment continued to the Annuitant’s spouse) provided by an application of $1,000.

Age	60	61	62	63	64	65	66	67	68	69	70
60	2.07	2.09	2.10	2.11	2.13	2.14	2.15	2.16	2.17	2.18	2.19
61		2.10	2.12	2.13	2.15	2.16	2.17	2.18	2.20	2.21	2.22
62			2.14	2.15	2.17	2.18	2.19	2.21	2.22	2.23	2.24
63				2.17	2.19	2.20	2.22	2.23	2.24	2.26	2.27
64					2.21	2.22	2.24	2.25	2.27	2.28	2.29
65						2.24	2.26	2.28	2.29	2.31	2.32
66							2.28	2.30	2.31	2.33	2.35
67								2.32	2.34	2.36	2.37
68									2.36	2.38	2.40
69										2.40	2.42
70											2.45

The amount of income provided under an Annuity Benefit payable on the Life Annuity Form with Ten Years Certain or Joint and Survivor Life Annuity Form is based on 1.00% interest and mortality equal to 36% for males and 36% for females of the Annuity 2000 Mortality Table projected at 1.15% for males and 1.35% for females for a number of years equal to attained age minus 20, but not less than 30 adjusted to a unisex basis, reflecting a 20%-80% split of males and females at pivotal age 55.

Amounts required for ages or for annuity forms not shown in the above Tables or for other annuity forms will be calculated by us on the same actuarial basis.

ICC16TGAP1